Exhibit 99.1

Company Contact:	Investor Relations Contact:
Ms. Fan Zhou, Investor Relations Director	Mr. Athan Dounis
China TransInfo Technology Corp	CCG Investor Relations
Email: ir@ctfo.com	Email: athan.dounis@ccgir.com
Tel: + 86 10-5169 1657	Tel: +1 (646) 213-1916

FOR IMMEDIATE RELEASE

China TransInfo Announces Chairman $2 Million Share Purchase Plan

Beijing, December 22, 2010 - China TransInfo Technology Corp. (NASDAQ: CTFO) ("China TransInfo" or the "Company"), a leading provider of comprehensive intelligent transportation solutions and traffic information services in China through its affiliate, China TransInfo Technology Group Co., Ltd., announced today that Mr. Shudong Xia, the Company’s Chairman and Chief Executive Officer, has adopted a Rule 10b5-1 plan under which he plans to purchase up to $ 2 million worth of the Company’s shares of common stock.

This plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Under the plan, Mr. Xia may purchase up to $2 million of the Company's outstanding shares from time to time over the next 12 months. The share purchases will be made in open-market transactions on the NASDAQ at prevailing market prices, in negotiated transactions off the market or in block trades.

The purchases will be made subject to restrictions on price, volume, and timing, applicable legal requirements and other factors. Transactions under this plan will be disclosed publicly through filings with the Securities and Exchange Commission. As of September 30, 2010, Mr. Xia beneficially owned approximately 6,005,242 shares of common stock of the Company, representing an ownership of 23.78% .

Mr. Xia commented, “This share purchase program demonstrates my confidence in China TransInfo and reflects my commitment to increasing shareholder value. I believe that our Company’s shares are currently undervalued, and I am planning to invest my own funds to support this belief."

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing urban and highway transportation management solutions and information services. The Company is a leading transportation information products and comprehensive solutions provider, and aims to be the largest real time transportation information service provider and major fleet management service provider in China. As the co-formulator of several transportation technology \national standards, the Company owns five patents and has won a majority of the model cases awarded by the PRC Ministry of Transportation. As a result, the Company is playing a key role in setting the standards for transportation information solutions in China. For more information, please visit the Company's website at http://www.chinatransinfo.com.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements". These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," “plans” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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